EXHIBIT 16

                                              [LOGO] ARTHUR ANDERSEN

                                                     ARTHUR ANDERSEN LLP
                                                     1315 Avenue of the Americas
                                                     New York, NY 10106-0032
                                                     Writer's Direct Dial
                                                     www.arthurandersen.com

May 29, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read the paragraphs of Item 4 included in the Form 8-K dated May 29, 2002, of United Energy Corporation. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to Arthur Andersen LLP.

Very truly yours,


/s/ Arthur Andersen LLP

Arthur Andersen LLP

cc: Mr. Ronald Wilen, United Energy Corporation